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                                                                   EXHIBIT 99.3

               FIRST AMENDMENT TO THE IMPLEMENTATION AGREEMENT

                 This First Amendment to the Implementation Agreement, dated as of January 27, 1995, among Syntek Asset Management, L.P. ("Syntek"), the general partner of National Realty, L.P. (the "Partnership"), the Partnership, the National Realty, L.P. Oversight Committee (the "Committee") and William H. Elliott, on behalf of himself and the Elliott GP (as defined herein), is entered into as of February 27, 1995.

                                    RECITALS

                 A. As of January 27, 1995, the parties set forth above entered into the Implementation Agreement (the "Implementation Agreement"). The Implementation Agreement provided that Mr. Elliott and the Elliott GP (as defined in paragraph 10 of the Implementation Agreement) were required to notify Syntek and the Committee of Mr. Elliott's and the Elliott GP's desire to be bound by the Implementation Agreement by no later than February 27, 1995.

                 B. The Implementation Agreement also required Syntek to elect prior to February 8, 1995, whether the Elliott GP would receive a specified amount of compensation or a "Break-Up Fee" for certain actions taken by Mr. Elliott and the Elliott GP pursuant to the Implementation Agreement.

                 C. The parties now desire to modify some of the terms set forth in the Implementation Agreement.

                                   AMENDMENTS

                 1. The Elliott Due Diligence Period as defined in paragraph 1 of the Implementation Agreement shall be amended to be April 7, 1995, rather than February 27, 1995.

                 2. The third sentence of paragraph 13 shall be amended to read in its entirety as follows:




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                          "Commencing with execution of this Agreement, the
                          Partnership shall pay the reasonable fees and expenses of counsel retained by Mr. Elliott to assist him in this process and for his due diligence, not to exceed a cap of $100,000, unless the excess is approved by the Supervising Judge."

                 3. The fifth sentence of paragraph 13 shall be amended to read in its entirety as follows:

                          "At Syntek's sole election, with such election being made on or before the end of the Due Diligence Period, the Elliott GP shall be entitled to receive one of the following additional forms of compensation: (i) $10,000 per month effective upon the Elliott Acceptance Notice and terminating upon the Vote Tabulation, up to a maximum of $60,000, or
                          (ii) a break-up fee of $100,000 payable if (x) this Agreement is terminated by Syntek and the Committee or (y) the Elliott GP stands for election as successor general partner and is not elected as successor general partner (the "Break-Up Fee")."

                 IN WITNESS WHEREOF, Syntek, the Partnership, the Committee and Mr. Elliott, on behalf of himself and the Elliott GP, indicate their agreement to be

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bound by the terms of this First Amendment to the Implementation Agreement by the signatures of their authorized representatives below.

NATIONAL REALTY, L.P., a Delaware            THE NATIONAL REALTY, L.P.
limited partnership                          OVERSIGHT COMMITTEE

By Syntek Asset Management, L.P., a
Delaware limited partnership, as             By   /s/ KENNETH R. KELLY
general partner                                 ------------------------------
                                                    Committee Member

   By Syntek Asset Management, Inc.,
   a Texas corporation, as managing          By   /s/ JOSEPH S. RADOVSKY
   general partner                              ------------------------------
                                                    Committee Member

       By   /s/ HAMILTON P. SCHRAUFF
          -----------------------------
              Hamilton P. Schrauff,             /s/ WILLIAM H. ELLIOTT
            Executive Vice President         ---------------------------------
                                             WILLIAM H. ELLIOTT, on behalf of
                                             himself, and the Elliott GP (as
                                             defined in this Agreement)
SYNTEK ASSET MANAGEMENT,
L.P., a Delaware limited partnership

By Syntek Asset Management, Inc., a
Texas corporation, as managing general
partner

   By   /s/ HAMILTON P. SCHRAUFF
      ------------------------------
            Hamilton P. Schrauff,
         Executive Vice President




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